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                                 EXHIBIT 23.a

                      Consent of Kish, Leake & Associates





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                        Kish, Leake & Associates, P.C.
                         Certified Public Accountants



J.D. Kish, C.P.A., M.B.A.                    7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                         Englewood, Colorado 80111
  ------------------------                            Telephone (303) 779-5006
  Arleen R. Brogan, C.P.A.                            Facsimile (303) 779-5724











                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of our report dated August 28, 1998 included in Wallstreet Racing Stables, Inc. Form 10-KSB for the year ended June 30, 1998 and to all references to our Firm included in this registration statement.

Kish, Leake & Associates, P.C.


/s/ Kish, Leake & Associates, P.C.
Englewood, Colorado
May 3, 1999